ANNUITY APPLICATION

AMERICAN FIDELITY ASSURANCE COMPANY

9000 Cameron Parkway Oklahoma City, Oklahoma 73114

PROPOSED ANNUITANT INFORMATION

First Name | Middle Name | Last Name | Suffix | Employment Date

Date of Birth | Age | Sex | Social Security Number | E-Mail Address (if any)

Residence Address (Street and Number) | Work Phone #, Ext. # ( ) | Home Phone # ( )

City | State | Zip

Mailing Address (Street, Number, or PO Box, City, State, and Zip, if different than Residence)

Employer | Annual Salary $ | Occupation

POLICY OWNER(S) (COMPLETE IF OTHER THAN ANNUITANT)

First Name | Middle Name | Last Name | Suffix

Date of Birth | SSN or Tax ID # | Sex | Relationship to Annuitant

Residence Address (Street and Number) | City | State | Zip

Mailing Address (Street, Number, or PO Box, City, State, and Zip, if different than Residence) | E-Mail Address (if any)

Joint Owner First Name | Middle Name | Last Name | Suffix

Date of Birth | SSN or Tax ID # | Sex | Relationship to Joint Owner

Residence Address (Street and Number) | City | State | Zip

Mailing Address (Street, Number, or PO Box, City, State, and Zip, if different than Residence) | E-Mail Address (if any)

BENEFICIARY INFORMATION

Primary: (First, Middle, and Last Name) | SSN or Tax ID # | Date of Birth | Relationship

Contingent: (First, Middle, and Last Name) | SSN or Tax ID # | Date of Birth | Relationship

PLAN INFORMATION

Type of Plan (Choose One):

403(b) Options	Traditional IRA Options	Roth IRA Options	No Plan
☐ 403(b)	☐ TIRA	☐ RIRA	☐ Non-Qualified
☐ 403(b)Roth	☐ SEP IRA	☐ RIRA Conversion	☐ Other ______

BILLING INFORMATION

Select one (if applicable)

☐ List Bill ______ Date of first deduction/payment

☐ Bank Draft *(Attach first month premium and authorization)*

☐ Direct Bill ______ Date of first payment

Additional Payment (if any)

☐ Lump Sum*

☐ Transfer, Rollover, or 1035 Exchange*

*** (Paper work must be completed)***

Requested Effective Date

Employee: ______

Employer: ______

Billing Mode: ______ Employee ______ Employer

MCP#: ______ Employee ______ Employer

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PERIODIC PAYMENT INFORMATION

This is an application for a Flexible Premium Deferred Annuity. If your premium amount changes and we have not received instructions as to how to apply the new amount, it will be applied in the same proportion and manner as per your instructions below.

	PAYMENTS		FOR OFFICE USE ONLY
	Employee EE	Employer ER	
☐ Fixed Annuity ☐ Add HIO	$ ______	$ ______	
☐ Fixed Annuity with HIO	$ ______	$ ______	
☐ AF*PRIME* GROWTH® Variable Annuity	$ ______	$ ______	
☐ AF*Advantage Variable Annuity®*	$ ______	$ ______	
Total Payment	**$** ______	**$** ______	

Special Instructions:

AF*Advantage Variable Annuity®* INVESTMENT OPTION ALLOCATIONS

(Enter whole percentages only, must total 100%. The dollar amount allocated to each option cannot be less than $25.00.)
DO NOT COMPLETE FOR THE AF*PRIME* GROWTH® VARIABLE ANNUITY OR THE FIXED ANNUITY.

EE ALLOCATION	INVESTMENT OPTIONS		ER ALLOCATION
______ %	AFGI	American Fidelity Guaranteed Interest Account	______ %
______ %	VG01	Vanguard® VIF Total Bond Market Index Portfolio	______ %
______ %	VG02	Vanguard® VIF Balanced Portfolio	______ %
______ %	AM02	American Funds IS Washington Mutual Investors Fund	______ %
______ %	DR01	BNY Mellon Stock Index Fund, Inc.	______ %
______ %	VG05	Vanguard® VIF Total Stock Market Index Portfolio	______ %
______ %	DR02	BNY Mellon Sustainable U.S. Equity Portfolio, Inc.	______ %
______ %	VG04	Vanguard® VIF Capital Growth Portfolio	______ %
______ %	VG06	Vanguard® VIF Mid-Cap Index Portfolio	______ %
______ %	DR07	BNY Mellon VIF Opportunistic Small Cap Portfolio	______ %
______ %	AM01	American Funds IS International Fund	______ %
Total **100 %**			***Total*** **100 %**

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GENERAL INFORMATION Yes No 1. Is every Annuitant, Beneficiary(s), Premium Payor, and Policy Owner(s) a citizen of the United States? If No, who is not? Place/country of citizenship? Attach a copy of the current valid VISA or Alien Registration Receipt Card OR provide card number. 2. a. Does the Annuitant have any existing coverage or pending applications for individual life insurance or annuities with this or any other company? b. Does the Annuitant intend to replace, discontinue or change any such coverage? If YES to a. or b. provide the following information, and complete and return any required replacement forms. Person Covered Amount Company Name Policy Number SIGNATURES FOR VARIABLE ANNUITIES ONLY: With my signature below, I am certifying that I received a prospectus for the Variable Annuity policy for which I have applied. I was given the opportunity to receive this information either in paper format, or electronic format (by CD-Rom, E-Mail or Internet). I understand that all payments and values provided under a variable annuity contract are based on the investment experience of a separate account and are not guaranteed as to fixed dollar amount. FOR 403(b) ONLY: I understand the withdrawal restrictions under Internal Revenue Code section 403(b)(11) on contributions and earnings. I also understand that the withdrawal of my contributions is limited by my attainment of age 59 1⁄2, death, disability (as defined in Section 72(m)(7) of the Code) and financial hardship. WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete or misleading information or knowingly presents false information may be guilty of insurance fraud. Signed At (City and State) Date Signed Signature of Joint Owner (if applicable) Signature of Owner Driver’s License or Government Issued ID Type and Number: Driver’s License or Government Issued ID Type and Number: Issued By: Expiration Date: Issued By: Expiration Date: AGENT STATEMENT: To the best of my knowledge the proposed insured does does not have any existing life insurance or annuity; and, the proposed insured does does not intend to replace, discontinue or change any such coverage. I have reasonable grounds for believing that the recommendations for this Annuitant/Policy Owner to purchase/exchange or replace an annuity is suitable. This recommendation was based on facts disclosed to me, either orally or in writing, as to their retirement objectives, other insurance products, and their financial situation and needs. Signature of Agent/Witness (Licensed resident agent where required by law) Agent # A1218 Page 3 of 3